As filed with the Securities and Exchange Commission on May 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLERGAN PLC

(Exact name of registrant as specified in its charter)

Ireland	2834	98-1114402
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(862) 261-7000

(Address of Principal Executive Offices)

Amended and Restated 2013 Incentive Award Plan of Allergan plc

(Full Title of the Plans)

A. Robert D. Bailey

Chief Legal Officer and Corporate Secretary

Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(862) 261-7000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Title of Plan	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	Amended and Restated 2013 Incentive Award Plan of Allergan plc	213,658	$245.04 (2)	$52,354,756.32	$6,067.92

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares, par value $0.0001 per share (“Ordinary Shares”), of Allergan plc, a public limited company organized under the laws of Ireland (the “Registrant”), which may be offered and issued under the Amended and Restated 2013 Incentive Award Plan of Allergan plc to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares of the Registrant as reported on the New York Stock Exchange on May 5, 2017.

EXPLANATORY NOTE

The Registrant has prepared this Registration Statement in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act, to register the issuance of an additional 213,658 Ordinary Shares issuable pursuant to awards granted under the Amended and Restated 2013 Incentive Award Plan of Allergan plc (the “Allergan Incentive Plan”).

The additional securities to be registered by this Registration Statement are of the same class as those covered by the Registrant’s previously filed Registration Statement on Form S-8 filed on October 1, 2013 (Registration No. 333-191487) with respect to the Allergan Incentive Plan (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement filed in connection with the Allergan Incentive Plan, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Arthur Cox

23.1	Consent of Arthur Cox (included as part of Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Allergan plc

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Chilcott Limited

24.1	Power of Attorney, included with the signature page to this Registration Statement

99.1	Amended and Restated 2013 Incentive Award Plan of Allergan plc (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q (File No. 001-36867), filed with the Securities and Exchange Commission on August 8, 2016)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on the 9th day of May 2017.

ALLERGAN plc

By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary

Each person whose signature appears below hereby constitutes and appoints A. Robert D. Bailey his attorney-in-fact, with the full power of substitution, for him in any and all capacities, to sign this Registration Statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brenton L. Saunders	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2017
Brenton L. Saunders

/s/ Maria Teresa Hilado	Chief Financial Officer (Principal Financial Officer)	May 9, 2017
Maria Teresa Hilado

/s/ James D’Arecca	Chief Accounting Officer (Principal Accounting Officer)	May 9, 2017
James D’Arecca

/s/ Nesli Basgoz, M.D.
Nesli Basgoz, M.D.	Director	May 9, 2017

/s/ Paul M. Bisaro
Paul M. Bisaro	Director	May 9, 2017

/s/ James H. Bloem
James H. Bloem	Director	May 9, 2017

/s/ Christopher W. Bodine
Christopher W. Bodine	Director	May 9, 2017

/s/ Adriane M. Brown
Adriane M. Brown	Director	May 9, 2017

/s/ Christopher J. Coughlin
Christopher J. Coughlin	Director	May 9, 2017

/s/ Peter J. McDonnell, M.D.
Peter J. McDonnell, M.D.	Director	May 9, 2017

/s/ Catherine M. Klema
Catherine M. Klema	Director	May 9, 2017

/s/ Patrick J. O’Sullivan
Patrick J. O’Sullivan	Director	May 9, 2017

/s/ Ronald R. Taylor
Ronald R. Taylor	Director	May 9, 2017

/s/ Fred G. Weiss
Fred G. Weiss	Director	May 9, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Method of Filing

5.1	Opinion of Arthur Cox	Filed herewith

23.1	Consent of Arthur Cox (included as part of Exhibit 5.1)	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Allergan plc	Filed herewith

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Chilcott Limited	Filed herewith

24.1	Power of Attorney	Included with the signature page to this Registration Statement

99.1	Amended and Restated 2013 Incentive Award Plan of Allergan plc	Incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q (File No. 001-36867), filed with the Commission on August 8, 2016